U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2008

GROWERS DIRECT COFFEE COMPANY, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

2813 7TH Street, Berkeley, California	79110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 204 9424

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE REPORTED ON THIS FORM 8K:

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2008, the Board of Directors of Growers Direct Coffee Company, Inc. appointed Sean Tan as a director, President and Chief Executive Officer. There are no agreements between Sean Tan and any other person pursuant to which either was selected as a director.  There are no family relationships between Mr. Sean Tan and any officer or director of the Company.  There are no transactions between Mr. Sean Tan and the Company since the beginning of the last fiscal year, or any currently proposed transaction, which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Following is a brief background of Mr. Sean Tan business experience. Sean Tan holds a Bachelor’s degree in Economics and Political Science from Northern Illinois University (1987) and a Master’s degree in Public Administration from Pennsylvania State University in December (1988).  Sean Tan has banking and international consulting experience.  He has been involved in consulting business since 2001.

Growers Direct Coffee Company, Inc. (the “Company”) has entered into a definitive management agreement (the “Agreement”) dated November 20, 2008, with Sea Tan (“Tan”). Tan will perform such duties customarily performed by the President and Chief Executive Officer and such other duties as reasonably requested by the Chairman or the Board of Directors of the Company “Board”. These duties will include, but not be limited to signing SEC filings and certifications required by the Sarbanes-Oxley Act and other responsibilities assigned by the Board. The term of Tan’s agreement engagement is for twelve (12) months unless terminated sooner in accordance with the provisions of the Agreement. The Company shall make monthly management fee payment of six thousand dollars ($6,000) to Tan, in arrears, on the 25th day of each month. After twelve month, Tan’s monthly management fee payment will increase to ten thousand dollars ($10,000) per month.  Under this Agreement, Tan shall be issued one million five hundred thousand (1,500,000) restricted common shares of the Company.

Growers Direct Coffee Company, Inc. (the “Company”) has entered into a definitive management agreement (the “Agreement”) dated November 20, 2008, with Nepal Muhuri (“Nepal”). Nepal will perform such duties customarily performed by the Chief Financial Officer and Secretary and such other duties as reasonably requested by the Chairman or the Board of Directors of the Company “Board”. These duties will include, but not be limited to signing SEC filings and certifications required by the Sarbanes-Oxley Act and other responsibilities assigned by the Board. The term of Nepal’s agreement engagement is for twelve (12) months unless terminated sooner in accordance with the provisions of the Agreement. The Company shall make monthly management fee payment of six thousand dollars ($5,000) to Nepal, in arrears, on the 25th day of each month.  After twelve month, Nepal’s monthly management fee payment will increase to ten thousand dollars ($10,000) per month.  Under this Agreement, Nepal shall be issued one million five hundred thousand (1,500,000) restricted common shares of the Company.

The summary of the Agreement entered into in connection with the engagement of Sean Tan and Nepal Muhuri as set forth in this report on Form 8-K is qualified in its entirety by reference to the Agreement that is attached as an exhibit to this From 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)

Financial Statements

None

b)

Exhibits

10.1

Agreements Sean Tan

10.2

Agreement Nepal Muhuri

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GROWERS DIRECT COFFEE COMPANY, INC.

Date:  August 21 , 2008

/S/ NEPAL MUHURI

 Nepal Muhuri, Chief Financial Officer